                                                                   EXHIBIT 23.01




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No.
333-42819, No. 333-46875, No. 333-50623, No. 333-62195, No. 333-71923, No.
333-80965, No. 333-89165, No. 333-33952, No. 333-40344, No. 333-41388, No.
333-45442, No. 333-55398 and No. 333-62492) and Form S-3 (No. 333-72804) of HNC
Software Inc. of our report dated January 23, 2002, except as to Note 16, to which the date is May 23, 2002, relating to the financial statements, which appears in the Current Report on Form 8-K filed on May 24, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
June 11, 2002